Exhibit 99.1

NEWS RELEASE

GP STRATEGIES REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Elkridge, MD. May 6, 2010. GP Strategies Corporation (NYSE: GPX), a global provider of training, e-Learning solutions, management consulting, engineering and technical services through its principal operating subsidiary General Physics Corporation, today reported financial results for the quarter ended March 31, 2010.

Overview of First Quarter 2010 Results:

•                  Revenue of $56.9 million for first quarter of 2010 compared to $53.6 million for first quarter of 2009

•                  EBITDA of $4.9 million for first quarter of 2010 compared to $3.4 million for first quarter of 2009

•                  Earnings of $0.12 per diluted share for first quarter of 2010 compared to earnings of $0.09 per diluted share for first quarter of 2009

The Company earned $0.12 per share for the quarter ended March 31, 2010. The first quarter results include a $0.9 million gain on the change in fair value of contingent consideration related to 2009 acquisitions due to new accounting treatment that took effect for acquisitions completed in 2009 and beyond. The results for the quarter also include a decrease in revenue and related profit in the Sandy segment primarily due to a delay in the shipment of a publication until the second quarter of 2010 and a reduction in publication revenue compared to 2009 levels. The quarter’s results were also impacted by certain other expense items, including $0.3 million of continued sales efforts and other expenses related to the Energy segment and $0.3 million of severance expense as a result of further cost-cutting measures. Similar costs were incurred during the first quarter of 2009, however, the Company does not expect these costs to recur at these levels during the remainder of 2010. The Company also incurred approximately $0.1 million of transaction costs related to the recently announced Marton House acquisition.

Scott N. Greenberg, Chief Executive Officer, commented “We are pleased that many of our key initiatives have gained momentum. These include our recently announced $7.9 million in new awards to our Energy services group for EtaProTM software licenses and implementation services, and the acquisition of Marton House, which further expands our e-Learning capabilities in the European market. In addition, industry recognition and awards, such as General Physics being ranked the number one training and learning business process outsourcing provider by The Black Book of Outsourcing, are facilitating our ability to capture new customers. Also, GP Strategies continues to fund organic growth opportunities and execute selective acquisitions to enhance shareholder value. The acquisitions we completed in 2009 were accretive to earnings per share in the first quarter of 2010 and we are pleased with the synergistic opportunities we’re beginning to realize from the acquired businesses. We have a strong balance sheet and operational platform and are well positioned for future success.”

Balance Sheet and Cash Flow Highlights

As of March 31, 2010, the Company had cash and cash equivalents of $13.5 million compared to $10.8 million as of December 31, 2009. The Company had no short-term borrowings or long-term debt outstanding and $27.1 million of available borrowings under its revolving credit facility as of March 31, 2010. Cash provided by operating activities was $3.7 million for the quarter ended March 31, 2010.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on May 6, 2010. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 888-633-3324 or 973-935-8549, using conference ID number 72797404. A telephone replay of the call will also be available beginning at 11:00 a.m. on May 6th, until 11:59 p.m. on May 20th. To listen to the replay, dial 800-642-1687 or 706-645-9291, using conference ID number 72797404.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization). The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation — EBITDA, along with related footnotes, below.

About GP Strategies Corporation

GP Strategies, whose principal operating subsidiary is General Physics Corporation (GP), is a NYSE-listed company (GPX). GP is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services. GP’s solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpworldwide.com.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2010	2009

Revenue	$56,890	$53,591
Cost of revenue	48,706	46,102
Gross profit	8,184	7,489
Selling, general and administrative expenses	5,443	5,031
Gain on change in fair value of contingent consideration	905	—
Operating income	3,646	2,458
Interest expense	50	55
Other income	142	151
Income before income tax expense	3,738	2,554
Income tax expense	1,567	1,095
Net income	$2,171	$1,459

Other data:
EBITDA (1)	$4,905	$3,416

Basic weighted average shares outstanding	18,598	16,056
Diluted weighted average shares outstanding	18,714	16,074

Per common share data:
Basic earnings per share	$0.12	$0.09
Diluted earnings per share	$0.12	$0.09

(1)          The term EBITDA (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation — EBITDA, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2010	2009
Revenue by segment:
Manufacturing & BPO	$30,893	$22,331
Process & Government	10,594	12,673
Energy	5,432	5,749
Sandy Training & Marketing	9,971	12,838
Total revenue	$56,890	$53,591

Gross profit by segment:
Manufacturing & BPO	$4,355	$2,475
Process & Government	1,587	1,932
Energy	1,199	1,309
Sandy Training & Marketing	1,043	1,773
Total gross profit	$8,184	$7,489

Operating income by segment:
Manufacturing & BPO	$1,579	$591
Process & Government	713	895
Energy	730	815
Sandy Training & Marketing	78	614
Corporate and other costs	(359)	(457)
Gain on change in fair value of contingent consideration	905	—
Total operating income	$3,646	$2,458

Supplemental Cash Flow Information:
Net cash provided by operating activities	$3,747	$6,655
Capital expenditures	(209)	(231)
Free cash flow	$3,538	$6,424

GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$13,493	$10,803
Accounts and other receivables	41,215	45,471
Inventories, net	528	557
Costs and estimated earnings in excess of billings on uncompleted contracts	14,166	10,590
Prepaid expenses and other current assets	6,280	6,692
Total current assets	75,682	74,113
Property, plant and equipment, net	2,800	3,121
Goodwill and other intangibles, net	76,599	77,531
Other assets	1,955	1,936
Total assets	$157,036	$156,701

Current liabilities:
Accounts payable and accrued expenses	$22,962	$23,464
Billings in excess of costs and estimated earnings on uncompleted contracts	13,573	13,272
Total current liabilities	36,535	36,736
Other noncurrent liabilities	7,553	9,075
Total liabilities	44,088	45,811
Total stockholders’ equity	112,948	110,890
Total liabilities and stockholders’ equity	$157,036	$156,701

GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation — EBITDA

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2010	2009

Net income	$2,171	$1,459
Interest expense	50	55
Income tax expense	1,567	1,095
Depreciation and amortization	1,117	807
EBITDA (2)	$4,905	$3,416

(2)   Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, depreciation and amortization to net income. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

# # # #

C O N T A C T S:

Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	(410) 379-3725